UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2004

HRPT PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-9317 (Commission file number)	04-6558834 (I.R.S. employer identification number)

400 Centre Street, Newton, Massachusetts (Address of principal executive offices)	02458 (Zip code)

Registrant’s telephone number, including area code:  617-332-3990

Item 2.  Acquisition or Disposition of Assets.

On July 16, 2004, we closed the previously announced acquisition of all the general and limited partnership interests of Hallwood Realty Partners, L.P. The purchase price was $247 million plus transaction costs. The purchase price was adjusted from the previously announced amount ($250 million) as a result of various closing adjustments, pursuant to contract terms.

Upon closing the transaction, we assumed approximately $207 million of Hallwood Realty’s outstanding secured debt and prepaid approximately $100 million of the debt shortly after the closing. Prepayment of this debt required the payment of certain premiums according to contractual formulas. The remaining $107 million of secured debt may be prepaid in 2005 and 2008.

We funded the acquisition with cash on hand plus drawings under our unsecured revolving bank credit facility under which Wachovia Bank, National Association acts as administrative agent.

The Hallwood properties which we have acquired include 5.2 million sq. ft. of office and industrial buildings. The largest concentration of these properties, representing about 30% of the total sq. ft., are located in the Atlanta, GA area. The largest single tenant at the Hallwood properties, representing about 23% of total rents, is the U.S. Government.

FORWARD LOOKING STATEMENTS

THIS FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HRPT’S CURRENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED. FOR EXAMPLE:

•	THIS REPORT STATES THAT HRPT’S PURCHASE PRICE FOR HALLWOOD WAS ADJUSTED, WHICH INCLUDED ADJUSTMENTS ARISING FROM CERTAIN MATTERS DISCLOSED DURING DILIGENCE. THIS STATEMENT MAY IMPLY THAT ALL MAINTANENCE ISSUES AFFECTING THE HALLWOOD PROPERTIES HAVE BEEN DISCOVERED BY HRPT AND TAKEN INTO ACCOUNT IN SETTING THE PURCHASE PRICE. IN FACT, HRPT BELIEVES IT IS NOT POSSIBLE TO DISCOVER ALL MAINTENANCE ISSUES PRIOR TO PURCHASING PROPERTIES AND THAT IT IS NOT POSSIBLE TO PRECISELY DEFINE MAINTENANCE OR CAPITAL COSTS. THE ACTUAL COST OF MAINTENANCE OR REPAIRING THE HALLWOOD PROPERTIES MAY EXCEED HRPT’S EXPECTATIONS AND SUCH COSTS MAY REDUCE OR ELIMINATE ANY BENEFITS HRPT RECEIVES FROM THE HALLWOOD PURCHASE.

•	THE LISTING OF THE U.S. GOVERNMENT AS A TENANT AT THE PROPERTIES MAY IMPLY THAT THIS TENANT WILL REMAIN AT THESE PROPERTIES AND WILL CONTINUE TO PAY RENTS. MOST OF THE U.S. GOVERNMENT LEASES AFFORD THE GOVERNMENT AN OPTION TO TERMINATE ITS LEASES BEFORE THE STATED EXPIRATIONS, AND WE DO NOT KNOW IF AND WHEN THE GOVERNMENT MAY EXERCISE THESE OPTIONS.

THERE ARE LIKELY OTHER REASONS WHY FORWARD LOOKING STATEMENTS IN THIS FORM 8-K MAY NOT OCCUR. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Financial Statements Under Rule 3-14 of Regulation S-X. The financial statements required by Item 7(a) and Rule 3-14 of Regulation S-X are omitted pursuant to General Instruction B.3 to Form 8-K. The financial statements required by Item 7(a) and Rule 3-14 of Regulation S-X have been previously reported by HRPT in its Current Report on Form 8-K filed on June 24, 2004.

(b)

Pro Forma Financial Information. The pro forma financial information required by Item 7(b) is omitted pursuant to General Instruction B.3 to Form 8-K. The pro forma financial information required by Item 7(b) has been previously reported by HRPT in its Current Report on Form 8-K filed on June 24, 2004.

(c)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of April 16, 2004, by and among HRPT Properties Trust, HWP LP Acquisition LLC, Hallwood Realty, LLC and Hallwood Realty Partners, L.P. (incorporated by reference to Exhibit 1 to the filing on Schedule 13D by HRPT, Reit Management & Research LLC and Reit Management & Research Trust relating to units of limited partner interest of Hallwood Realty Partners, L.P.)

2.2	First Amendment to Agreement and Plan of Merger, dated as of May 11, 2004, by and among HRPT Properties Trust, HWP LP Acquisition LLC, Hallwood Realty, LLC and Hallwood Realty Partners, L.P. (incorporated by reference to Exhibit 2.1 to HRPT’s Current Report on Form 8-K filed on May 14, 2004)

2.3	Purchase Agreement, dated as of April 16, 2004, by and among HRPT Properties Trust, HRP GP, LLC, Hallwood Realty, LLC, Hallwood Commercial Real Estate, LLC, HWG, LLC, HWG Realty Investors, LLC, HWG 98 Advisors, Inc., HWG 95 Advisors, Inc. and The Hallwood Group Incorporated. (incorporated by reference to Exhibit 2 to the filing on Schedule 13D by HRPT, Reit Management & Research LLC and Reit Management & Research Trust relating to units of limited partner interest of Hallwood Realty Partners, L.P.)

2.4	First Amendment to Purchase Agreement, dated as of May 11, 2004, by and among HRPT Properties Trust, HRP GP, LLC, Hallwood Realty, LLC, Hallwood Commercial Real Estate, LLC, HWG, LLC, HWG Realty Investors, LLC, HWG 98 Advisors, Inc., HWG 95 Advisors, Inc. and The Hallwood Group Incorporated. (incorporated by reference to Exhibit 2.1 to HRPT’s Current Report on Form 8-K filed on May 14, 2004)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2004	HRPT PROPERTIES TRUST By: /s/ Adam D. Portnoy Adam D. Portnoy Executive Vice President